UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 30, 2005

                            ALEXANDER & BALDWIN, INC.
             (Exact name of registrant as specified in its charter)


           Hawaii                          0-565                99-0032630
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(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
-------------------------------   ------------------------   ----------------
       incorporation)                                        Identification No.)
       --------------                                        -------------------

                       822 Bishop Street, P. O. Box 3440
                            Honolulu, Hawaii 96801
                            ----------------------
              (Address of principal executive office and zip code)

                                 (808) 525-6611
                                 --------------
              (Registrant's telephone number, including area code)

                                  Not Applicable
                                  --------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

 _
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 _
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 _
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 _
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
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         On September 30, 2005, Matson Navigation Company, Inc. ("Matson"), a
wholly owned subsidiary of Alexander & Baldwin, Inc. ("A&B") executed a revolving credit agreement ("Agreement") with Wells Fargo Bank, National Association ("Bank").

         The agreement provides that Matson may borrow up to $30 million under a revolving credit note for a three year period ending September 30, 2008 and may convert the then outstanding balance into a one-year term agreement with quarterly payments through September 30, 2009.

         The purpose of the agreement is to provide general working capital and mid-term financing support to the business. No immediate material draws on the credit line are expected.

         Amounts drawn on the three-year revolving loan period may be for up to 90 days at an interest rate of the London Inter-Bank Offer Rate ("LIBOR") plus
47.5 basis points.

         Matson's principal financial covenants include:

         1. Quarterly and annual compliance reporting. 2. Annual audited financial statements. 3. Maintenance of adequate insurance. 4. Positive net income after taxes for each fiscal quarter.
         5. Maintain a consolidated tangible net worth of not less than $250 million or 65 percent of the consolidated tangible net worth at the beginning of the most recent fiscal year end. 6. Maintain a ratio of funded debt to tangible net worth of no more than 2:1. Funded debt includes all indebtedness, including capital lease obligations, as determined under generally accepted accounting principles.
         7. Restrictions on dividends to A&B while any event of default exists and is uncured. 8. Limitations on the ability to liquidate, merge or consolidate with another entity. 9. With certain exceptions as specified in the Agreement, may not enter into lien agreements of greater than $20 million in aggregate.
         10. May not dispose of more than ten percent of Matson's assets as measured against Matson's consolidated assets at the end of its most recent fiscal year.

The agreement provides that the primary events of default include:

         1. Failure to pay amounts due under the Agreement when due.
         2. Failure to pay amounts due under any agreement that extends to Matson credit of more than $10 million.
         3. Bankruptcy or insolvency.
         4. A judgment or award against Matson in the amount of $10 million or more that is not covered by insurance and that is not discharged or satisfied within 60 days of award.


Item 1.02. Termination of a Material Definitive Agreement.
----------------------------------------------------------

         The Agreement described in Item 1.01 replaced a revolving credit agreement dated September 30, 2003 that expired on September 30, 2005. No amounts were outstanding under the 2003 agreement at the time of its expiration.

Item 2.03. Creation of a Direct Financial  Obligation or an Obligation under an
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Off-Balance Sheet Arrangement of a Registrant
---------------------------------------------

         The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
--------------------------------------------

         (c)      Exhibits

                  10.1 Revolving Line of Credit Note and Loan Agreement between Matson Navigation Company, Inc. and Wells Fargo Bank, National Association, dated September 30, 2005.



                        SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 6, 2005


                              ALEXANDER & BALDWIN, INC.


                              /s/ Thomas A. Wellman
                              --------------------------------------
                              Thomas A. Wellman
                              Vice President, Controller & Treasurer